UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): February 17, 2004

                       Technology Investment Capital Corp.
             (Exact name of registrant as specified in its charter)

         Maryland                    333-109055                20-0118736
----------------------------   -----------------------   -----------------------
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No.)



8 Sound Shore Drive, Suite 215, Greenwich, CT                     06830
-----------------------------------------------           ----------------------
   (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code   203-661-3122
                                                    ------------------------

           __________________________________________________________
          (Former name or former address, if changed since last report)



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

Item 9. Regulation FD Disclosure.

     The following press release was issued by Technology Investment Capital Corp. on February 17, 2004:


TICC REPORTS FINANCIAL RESULTS FOR YEAR ENDED DECEMBER 31, 2003


Greenwich, CT - February 17, 2004 - Technology Investment Capital Corp. (Nasdaq:
TICC) announced today its financial results for the fiscal year ended December 31, 2003. TICC was created in July 2003, and completed its initial public offering on November 26, 2003.

For the year ended December 31, 2003, the Company's Net Investment Loss was $578,000 or $0.25 per share, calculated using the weighted-average number of shares outstanding from inception through the end of the year. (During the period prior to the Company's initial public offering, there were 100 shares outstanding.) The Company notes that this first fiscal period includes significant non-recurring organizational costs. The Company's total assets at December 31, 2003 were $138.3 million.


About Technology Investment Capital Corp.
Technology Investment Capital Corp. is a publicly traded specialty finance company, organized as a closed-end, non-diversified investment company that is a business development company under the Investment Company Act of 1940. Companies interested in learning more about TICC's financing opportunities should contact Barry Osherow at (203) 661-9572.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ from the results projected in the forward-looking statements.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       Technology Investment Capital Corp.
                       -----------------------------------
                                  (Registrant)


                             /s/ Saul B. Rosenthal
                       -----------------------------------
                                   (Signature)
Date: February 17, 2004
      -----------------
                                By: Saul Rosenthal
                                    ---------------------------

                                Title: Chief Operating Officer
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